                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                (Name of Registrant as Specified in Its Charter)

                                PHARMCHEM, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
                               -------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:
                                                     ---------------------------
    3)  Filing Party:
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    4)  Date Filed:
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

                                 PHARMCHEM LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PharmChem, Inc., a Delaware corporation (the "Company"), will be held on May 15, 2001, at 10:00 a.m., local time, at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089 for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the 2001 fiscal year.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 2, 2001, are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                          /s/ David A. Lattanzio
                                          Secretary

Menlo Park, California
April 16, 2001

                                   IMPORTANT:

     Whether or not you plan to attend the Annual Meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                                 PHARMCHEM LOGO
                              1505-A O'BRIEN DRIVE
                          MENLO PARK, CALIFORNIA 94025
                            ------------------------

                            PROXY STATEMENT FOR 2001

                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of PharmChem, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 15, 2001, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089. The Company's principal executive offices are located at 1505-A O'Brien Drive, Menlo Park, California 94025 and the Company's telephone number is (650) 328-6200.

     The proxy solicitation materials were mailed on or about April 16, 2001, to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

RECORD DATE

     Stockholders of record at the close of business on April 2, 2001 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the record date, 5,847,310 shares of the Company's Common Stock were issued and outstanding.

VOTING AND SOLICITATION; QUORUM

     Each stockholder of record as of the record date is entitled to one vote for each share held. The presence, in person or by proxy, of a majority of the shares outstanding on the record date constitutes the quorum required to transact business at the Annual Meeting. Under Delaware law, abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     As permitted under Delaware law, the Bylaws of the Company do not provide for cumulative voting for the election of directors. Therefore, the affirmative vote of a plurality of the votes duly cast is required for the election of a director. Abstention and broker "non-votes" are not counted for the purposes of the election of directors. For each other item, the affirmative vote of a majority of the shares, present in person or represented by proxy, will be required for approval. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving such other items.

     An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. Proxies received on the date of the Annual Meeting at or prior to the time of voting are tabulated manually by a representative of the transfer agent.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile. The Company may also retain a professional solicitor to assist in the solicitation of proxies, at a cost estimated not to exceed $4,000 plus out-of-pocket expenses.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2001 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company's Bylaws provide that, to be timely, a stockholder's notice of a proposal (whether or not for inclusion in the proxy statement and form of proxy) or director nomination to be presented at an annual meeting must be delivered to and received by the Secretary of the Company at least ninety days in advance of the anniversary date of the preceding year's annual meeting. Such advance notice must be delivered to and received by the Secretary of the Company no later than February 14, 2002 in order to be timely for the 2002 Annual Meeting of Stockholders. The Bylaws of the Company further require that such a proposal, among other things, include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and the age, address and principal occupation or employment of a nominee for director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2001, by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each director, by the Chief Executive Officer, by each of the four most highly compensated executive officers other than the Chief Executive Officer, and by all directors and executive officers as a group. Such figures are based upon information furnished by the persons named.

                                                               NUMBER      PERCENT OF
                            NAME                              OF SHARES      TOTAL
                            ----                              ---------    ----------
Palo Alto Investors LLC(1)..................................  1,513,235       25.9%
  470 University Avenue
  Palo Alto, CA 94301
Botti Brown Asset Management, LLC(2)........................    598,550       10.2%
  One Montgomery Street, Suite #3300
  San Francisco, CA 94104
Weintraub Capital Management, LLC(3)........................    584,300       10.0%
  909 Montgomery Street, Suite 400
  San Francisco, CA 94133
Willow Creek Capital Management(4)..........................    568,600        9.7%
  17 East Sir Francis Drake Boulevard, Suite 100
  Larkspur, CA 94939
Prism Partners I, L.P.(5)...................................    568,200        9.7%
  909 Montgomery Street, Suite 400
  San Francisco, CA 94133
Micro Cap Partners, L.P.(6).................................    549,300        9.4%
  470 University Avenue
  Palo Alto, CA 94301
Banner Partners(7)..........................................    379,100        6.5%
  3000 Sand Hill Road
  Building #1, Suite 190
  Menlo Park, CA 94025
Dimensional Fund Advisors Inc.(8)...........................    339,300        5.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Joseph W. Halligan(9).......................................    293,360        5.0%
Neil A. Fortner(10).........................................     76,458        1.3%
David A. Lattanzio(11)......................................    118,000        2.0%
Elizabeth M. Lison(12)......................................     32,875          *
Joseph L. Kurta(13).........................................     21,875          *
Richard D. Irwin(14)........................................    132,964        2.3%
Donald R. Stroben(15).......................................     10,585          *
All executive officers and directors as a group (9
  persons)..................................................    705,284       12.1%

---------------
  *  Less than 1.0%

 (1) William L. Edwards, the president and controlling shareholder of Palo Alto Investors LLC, may be deemed to be a beneficial owner of the shares of which Palo Alto Investors LLC is deemed to be a beneficial owner. Palo Alto Investors LLC, a registered investment adviser, is deemed a beneficial owner by virtue of its voting and dispositive power with respect to shares held in discretionary accounts for the benefit of clients or as a general partner of partnerships holding such shares. Palo Alto Investors and Mr. Edwards have shared voting and dispositive power with respect to 1,442,300 of such shares and Mr. Edwards has sole voting power with respect to 70,935 shares held by Mr. Edwards individually. Of these shares, 379,100 shares are held and managed for the benefit of Banner Partners and have also been included in the number of shares beneficially owned by Banner Partners (footnote 7 below), and 549,300 shares are held and managed for the benefit of Micro Cap Partners, L.P. and have also been included in the number of shares beneficially owned by Micro Cap Partners, L.P. (footnote 6 below).

     Palo Alto Investors, Inc., a California corporation, is the sole manager of Palo Alto Investors LLC, and as such may be deemed a beneficial owner of all of the shares of which Palo Investors LLC may be deemed to be a beneficial owner.

 (2) John D. Botti and Donald S. Brown, the controlling members of Botti Brown Asset Management, LLC, may be deemed to be beneficial owners of the shares held by Botti Brown Asset Management, LLC, a registered investment adviser. John D. Botti, Donald S. Brown and Botti Brown Asset Management, LLC have shared voting and dispositive power with respect to 590,550 of such shares and John D. Botti has sole voting and dispositive power with respect to 8,000 of such shares.

 (3) Jerald M. Weintraub, managing general partner of Weintraub Capital Management, LLC, may be deemed a beneficial owner of the shares of which Weintraub Capital Management, LLC is deemed a beneficial owner. Weintraub Capital Management, LLC, a registered investment adviser, is deemed a beneficial owner by virtue of its voting and dispositive power with respect to such shares. Weintraub Capital Management, LLC, Jerald M. Weintraub and Prism Partners I, L.P. have shared voting and dispositive power with respect to 568,200 of such shares. Such shares have also been included in the number of shares beneficially owned by Prism Partners I, L.P. (footnote 5 below). Weintraub Capital Management, LLC, Jerald M. Weintraub and Prism Partners Offshore Fund have shared voting and dispositive power with respect to 7,400 of such shares. Weintraub Capital Management, LLC, Jerald
     M. Weintraub and Prism Partners II Offshore Fund have shared voting and dispositive power with respect to 8,700 of such shares.

 (4) Aaron H. Braun, the controlling shareholder of Willow Creek Capital Management, may be deemed to be a beneficial owner of the shares held by Willow Creek Capital Management, a registered investment adviser. Willow Creek Capital Management and Aaron H. Braun have shared voting and dispositive power with respect to all of such shares.

 (5) Jerald M. Weintraub, managing general partner of Weintraub Capital Management, LLC and Weintraub Capital Management, LLC, a registered investment adviser to and general partner of Prism Partners I, may be deemed to be beneficial owners of the shares held by Prism Partners I, L.P. Prism Partners I, L.P., Jerald M. Weintraub and Weintraub Capital Management, LLC have shared voting and dispositive power with respect to all of such shares. Such shares have also been included in the number of shares beneficially owned by Weintraub Capital Management, LLC. See footnote 3 above.

 (6) These shares are held and managed for the benefit of Micro Cap Partners, L.P. by Palo Alto Investors LLC, the general partner of Micro Cap Partners, L.P. Micro Cap Partners, L.P. has shared voting and dispositive power with respect to such shares. Such shares have also been included in the number of shares beneficially owned by Palo Alto Investors LLC. See footnote 1 above.

 (7) These shares are held and managed for the benefit of Banner Partners by Palo Alto Investors LLC. Banner Partners has shared voting and dispositive power with respect to such shares. Such shares have also been included in the number of shares beneficially owned by Palo Alto Investors LLC. See footnote 1 above. As general partners of Banner Partners, William C. Edwards and Alan R. Brudos may be deemed to be beneficial owners of shares beneficially owned by Banner Partners.

 (8) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four registered investment companies under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are the "Portfolios"). In its role as investment adviser and investment manager, Dimensional possessed both investment and voting powers over 339,300 shares of the Company's Common Stock as of February 2, 2001. The Portfolios own all such shares, and Dimensional disclaims beneficial ownership of such shares.

 (9) These shares include 7,000 owned directly by Mr. Halligan and 286,360 which are purchasable by Mr. Halligan within 60 days of January 31, 2001, pursuant to outstanding options. Mr. Halligan is a director and chief executive officer of the Company.

(10) These shares are purchasable by Mr. Fortner within 60 days of January 31, 2001, pursuant to outstanding options. Mr. Fortner is an executive officer of the Company.

(11) These shares include 3,000 owned directly by Mr. Lattanzio and 115,000 which are purchasable by Mr. Lattanzio within 60 days of January 31, 2001, pursuant to outstanding options. Mr. Lattanzio is an executive officer of the Company.

(12) These shares are purchasable by Ms. Lison within 60 days of January 31, 2001, pursuant to outstanding options. Ms. Lison is an executive officer of the Company.

(13) These shares are purchasable by Mr. Kurta within 60 days of January 31, 2001, pursuant to outstanding options. Mr. Kurta is an executive officer of the Company.

(14) These shares include 19,000 owned directly by Mr. Irwin and 13,958 shares purchasable within 60 days of January 31, 2001, pursuant to outstanding options. These shares also include 37,386 shares held by partnerships of which Mr. Irwin is the general partner, 6,605 shares held by a corporation in which Mr. Irwin is a director, officer and controlling shareholder, 6,015 shares held by a revocable trust of which Mr. Irwin is the trustee and 50,000 shares held in the Virginia Irwin Charitable Remainder Unitrust of which Mr. Irwin is the trustee. Mr. Irwin has sole voting and dispositive power with respect to all of such shares. Mr. Irwin is a director of the Company.

(15) These shares include 1,835 owned by a revocable trust of which Mr. Stroben is trustee and 8,750 which are purchasable by Mr. Stroben within 60 days of January 31, 2001, pursuant to outstanding options. Mr. Stroben is a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. William L. Edwards and Palo Alto Investors LLC, who may be deemed beneficial owners of more than 10% of the Company's Common Stock, filed a Form 3 approximately 10 months late. The Company is informed by Mr. Edwards that the Form 3 filing obligation was triggered in March 2000, when Mr. Edwards received a distribution of the Company's Common Stock from a partnership of which he was a limited partner. In addition, in reporting three purchases of the Company's Common Stock in December 2000, Mr. Edwards and Palo Alto Investors LLC filed a Form 4 approximately 16 days late. Based upon a review of Forms 3 and 4, and written representations of the Company's directors, executive officers and 10% stockholders that Forms 5 were not required to be filed by them, the Company believes that all other reports required pursuant to Section 16(a) with respect to the 2000 fiscal year were timely filed.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     On May 16, 2000, the Audit Committee of the Board of Directors adopted the charter included in this Proxy Statement as Appendix A. The Audit Committee consists of the following members of the Board of Directors: Richard D. Irwin (Chairman) and Donald R. Stroben. The Nasdaq National Market, on which the Company's Common Stock is listed, requires that the members of the Audit Committee meet certain independence standards. Each member meets the independence standards prescribed by The Nasdaq National Market. The Audit Committee met three times during fiscal year 2000. The Audit Committee's primary duties and responsibilities include recommendation of the appointment of independent auditors to the Board of Directors, evaluation of the performance and independence of such auditors and review of the annual audited financial statements and the quarterly financial statements, as well the adequacy of the Company's internal controls. These duties are more specifically set forth in the charter of the Audit Committee included in this Proxy Statement as Appendix A.

     Management has the primary responsibility for the Company's financial statements and the financial reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States, and discuss with the Audit Committee any issues they believe should be raised.

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2000 (the "Audited Financial Statements"). In addition, the Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the results of the audit and the other matters required by Statements of Accounting Standards No. 61 (Codification of Statements on Auditing Standards). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence from the Company. The Audit Committee reviewed KPMG LLP's provision of non-audit services and determined that the provision of such services is compatible with maintaining KPMG LLP's independence. The Audit Committee has also discussed with management of the Company and with KPMG LLP such other matters and received such assurances from them as it deemed appropriate.

     Based on the foregoing review and discussion and relying thereon, the Audit Committee recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee also recommended that the Board of Directors select KPMG LLP as the Company's independent auditors for the fiscal year 2001.

                                          /s/ Richard D. Irwin
                                          /s/ Donald R. Stroben

                 REPORT OF THE OFFICERS COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Officers Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other benefits payable to the Company's executive officers and administers the Company's 1988 Incentive Stock Plan (which expired in 1998), the 1997 Equity Incentive Plan and the 1992 Director Option Plan with respect to officers and directors. The Officers Compensation Committee is composed of two non-employee directors.

     The philosophy used by the Officers Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive base salaries, annual bonuses and housing allowances and the granting of stock options. Where appropriate, relocation benefits are paid to attract key individuals.

     Salaries of executive officers have been negotiated between the Company and each executive officer, and were influenced by such factors as salaries paid by similar companies for similar positions, the skills, training and experience of the individual executive officer, the availability of persons with similar abilities and the geographic location of the Company's offices. The companies that the Officers Compensation Committee considers to be similar to the Company for purposes of making such determination are principally those companies against which the Company competes for executive personnel, namely, other companies (two of which comprise the peer group index on page 13) in the business of providing drug testing, clinical testing and related services. The Officers Compensation Committee also reviews salaries of executive officers of companies outside the industry located in the Silicon Valley of Northern California and companies whose size approximates that of the Company. The Officers Compensation Committee believes that it has an adequate knowledge of the compensation levels of such other companies as a result of information gathered through information available to the public, recruitment efforts and compensation negotiations directed at candidates employed by such other companies, as well as data gathered from time to time by independent consultants (including a study by a national compensation group of compensation paid in 2000 in related industries) and as a result of interactions between the Company's personnel and the personnel of such other companies. Based on the information it has been able to gather with respect to companies in the business of providing drug testing, clinical testing and related services, the Officers Compensation Committee believes that the salaries of the Company's executive officers are below the mean of the executive salary levels of such other companies. The Company's headquarters and main laboratory are located in the Silicon Valley of Northern California. This area's unemployment rate ranks below that of the nation as well as that of the entire State of California. Furthermore, the cost of living is one of the highest in the United States. Accordingly, the recruitment and retention of key employees (including executive officers) is subject to intense competition which often makes it quite difficult to locate, hire and/or retain qualified personnel. The Officers Compensation Committee, therefore, also takes these factors into consideration when evaluating salary levels and bonus awards.

     In its annual review and adjustment of executive officers' salaries, the Officers Compensation Committee takes into account primarily the performance of the individual executive officer during the prior year, increases in the cost of living, and the executive officer's participation in strategic projects of long-term benefit to the Company such as improvement of laboratory process-flow programs, turn around time, cost reduction programs, sales growth, increases in average laboratory selling prices and gross margins and product sales as a percentage of total sales and overall profitability. In determining the Company's ability to increase salaries paid to its executive officers, the Officers Compensation Committee also takes into account the operating results and overall operations of the Company as a whole. In determining the salary increase and bonus of any particular executive officer, the Officers Compensation Committee takes into account those elements of the Company's operations within the scope of authority of the particular executive. The emphasis placed on any particular element of the Company's operations depends on the nature of the executive officer's responsibilities. For example, revenues, product sales and average laboratory selling prices are scrutinized more closely in setting the compensation level of an officer in charge of sales or customer service functions than an officer in charge of laboratory operations or scientific matters. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Officers Compensation Committee.

     The Officers Compensation Committee believes that, because the Chief Executive Officer is responsible for the overall operations of the Company, his personal performance should be judged based on the performance of the Company as a whole, determined primarily by reference to the Company's operating results and net income, and his contributions to the long-term success of the Company. Adjustments to the Chief Executive Officer's salary are influenced accordingly.

     The Officers Compensation Committee has traditionally taken a conservative approach to salary increases, choosing to provide incentives to executive officers primarily through the Company's bonus plan and stock options. Total compensation to executive officers in 2000, based on the "Salary," "Bonus," "Other Annual Compensation" and "All Other Compensation" captions in the Summary Compensation Table which follows, increased 8.8% from the prior year. The total compensation paid to Mr. Halligan in 2000 represented a 10.4% increase over the compensation paid to Mr. Halligan in 1999. The increase in total compensation paid to all executive officers as well as that of Mr. Halligan is the result of the increases in both base salary and bonuses in 2000. Mr. Halligan's higher bonus is based on the Company achieving or exceeding goals established for 2000, as well as the Officers Compensation Committee's view that stock options are not providing the incentive impact expected as more fully described below.

     Under the Company's bonus plan, employees, including executive officers, are eligible to receive an annual bonus at the end of each year if financial targets relating to sales growth, average laboratory selling prices, gross profit margin, operating income, cash flow and return on invested capital and other non-financial targets set annually by the Officers Compensation Committee are achieved. In the past, the Officers Compensation Committee has authorized the payment of bonuses even when these targets were not fully met and may decide to do so again in the future, particularly when such payments are deemed appropriate to retain key personnel as described above. Since the majority of these targets for 2000 were achieved or exceeded, most bonuses were paid at an increased level over 1998 and 1999 as determined by the Officers Compensation Committee. The portion of the bonus pool set aside for executive officers, and the allocation of that amount among the executive officers, is set by the Officers Compensation Committee after considering the report of the Chief Executive Officer regarding individual performance and contribution. For 2000, the aggregate amount paid under the bonus plan to executive officers was 41.0% of the aggregate base salaries paid to executive officers compared to 42.4% in 1999 and 25.7% in 1998. Bonus payments to executive officers for 2000 were based upon each individual's performance as well as the overall results of the Company. The overall results of the Company include the growth in sales, the ongoing installation of a new infrastructure to position the Company to move forward and seize upon sales opportunities more quickly and efficiently, the introduction and implementation of laboratory improvement/process-flow programs, the introduction and expansion of web-based services, and increases in average laboratory selling prices, gross profit margin, and sales of products and non-laboratory services. Based upon the information available to the Company with respect to companies in the business of providing drug testing, clinical testing and related services, the Officers Compensation Committee believes that the total compensation (including salaries and bonuses) of the Company's executive officers is below the mean of total compensation levels of such other companies.

     Options and stock purchase rights were granted under the Company's 1988 Incentive Stock Plan (which expired in 1998) and are granted under the 1997 Equity Incentive Plan (the "Plans") in order to give employees a stake in the long term success of the Company. Awards to executive officers are generally made at the time of their employment with the Company, and from time to time thereafter within the discretion of the Officers Compensation Committee. The factors considered by the Officers Compensation Committee in determining the timing of grants under the Plans, and the number of shares subject thereto, are similar to the factors considered by the Officers Compensation Committee in adjusting base salary. The per share exercise price for most of the options currently held by the Company's officers is higher than the current per share market price of the Company's Common Stock and has been for a number of years. Therefore, it is unlikely that the officers would exercise such options and, as a result, they may not have the incentive effect that the Company intends such stock options to have on its officers and other employees.

     Options granted in fiscal 2000 to purchase common shares of the Company were as follows:

                                                                                      NO. OF
                NAME                                    POSITION                      SHARES
                ----                                    --------                      ------
Joseph W. Halligan...................  President and Chief Executive Officer          10,000
Neil A. Fortner......................  Vice President, Laboratory Operations          10,000
Joseph L. Kurta......................  Vice President, Sales and Marketing            10,000
David A. Lattanzio...................  Vice President, Chief Financial Officer and    10,000
                                       Secretary
Elizabeth M. Lison...................  Vice President, Business Development           20,000

     Option grants under the Company's 1992 Director Option Plan are automatic and nondiscretionary.

     Monthly housing allowances have been approved for certain executive officers, including the Company's Chief Executive Officer, in recognition of the high cost of living in the area in which the Company is located.

     The Officers Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility by corporations of executive compensation in excess of $1 million per executive per year. The Officers Compensation Committee currently does not intend to adopt a policy attempting to qualify any portion of the compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

     The non-equity based compensation paid to the Chief Executive Officer and the four highest paid other executive officers in fiscal year 2000, and expected to be paid in fiscal year 2001, does not exceed $1 million for any individual.

                                          /s/ Richard D. Irwin
                                          /s/ Donald R. Stroben

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS OF PHARMCHEM

     Information listed under the caption "Executive Officers of PharmChem" at the end of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, is incorporated in this Proxy Statement by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Officers Compensation Committee of the Company's Board of Directors is composed of two non-employee directors, Richard D. Irwin and Donald R. Stroben. No interlocking relationship exists between the Company's Board of Directors or Officers Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN TRANSACTIONS

     In connection with his relocation at the time of accepting employment with the Company in July 1991, the Board approved a loan from the Company to Neil A. Fortner, Vice President, Laboratory Operations, in the amount of $109,000 (the "Fortner Loan") for the purpose of purchasing a primary residence. In lieu of interest payments on the Fortner Loan, the Company is entitled to 25% of the net proceeds upon the sale of such residence. The Fortner Loan is evidenced by a loan agreement and promissory note, and is secured by a Deed of Trust on the primary residence. During 2000, the maximum principal amount outstanding under the Fortner Loan was $109,000, and the amount outstanding as of December 31, 2000, was $109,000. The Board also approved payment of monthly housing allowances to Mr. Halligan, Mr. Fortner and Mr. Lattanzio in recognition of the high cost of living in the area in which the Company is located. Such allowances during 2000 totaled $14,280 for Mr. Halligan, $35,237 for Mr. Fortner and $27,600 for Mr. Lattanzio.

CASH COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid, with respect to the three most recent fiscal years, to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2000.

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                            ---------------
                                                                               NUMBER OF
                                            ANNUAL COMPENSATION                SHARES OF
                                  ---------------------------------------    COMMON STOCK
                                                             OTHER ANNUAL     UNDERLYING       ALL OTHER
                                         SALARY     BONUS    COMPENSATION   OPTIONS GRANTED   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR     ($)       ($)        ($)(1)          (#)(2)            ($)
  ---------------------------     ----   -------   -------   ------------   ---------------   ------------
Joseph W. Halligan..............  2000   316,077   170,000      14,280           10,000          2,139(3)
  President and Chief             1999   292,347   145,000      15,708                0          1,962(4)
  Executive Officer               1998   260,961    80,000      15,708          378,480          2,558(5)
Neil A. Fortner.................  2000   141,932    50,000      35,237           10,000          6,637(6)
  Vice President, Laboratory      1999   123,613    50,000      35,237           10,000          5,216(7)
  Operations                      1998   107,538    25,000      35,237           30,000          4,345(8)
Joseph L. Kurta.................  2000   140,154    50,000       5,400           10,000          7,328(9)
  Vice President, Sales and       1999   124,422    38,000       4,361           10,000          5,877(10)
  Marketing                       1998    93,289    15,000       4,361           20,000          2,320(11)
David A. Lattanzio..............  2000   168,500    80,000      27,600           10,000          6,336(12)
  Vice President,                 1999   156,157    74,000      27,600                0          5,062(13)
  Chief Financial Officer and     1998   140,114    40,000      27,600          150,000          4,001(14)
  Secretary
Elizabeth M. Lison..............  2000   148,138    25,000           0           20,000          6,163(15)
  Vice President, Business        1999   132,960    45,000           0           10,000          4,903(16)
  Development                     1998   118,654    25,000       7,500           26,000          3,372(17)

---------------
 (1) Housing allowances in the case of Messrs. Halligan, Fortner and Lattanzio and Ms. Lison and an auto allowance in the case of Mr. Kurta.

 (2) Includes shares underlying options granted on March 24, 1998 in connection with "repriced" options.

 (3) Includes $1,008 and $612 for the Company portion of group term life insurance and long-term disability premiums, respectively, and $519 for the Company matching contribution to the 401(k) plan.

 (4) Includes $1,367, $504, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

 (5) Includes $1,972, $504, and $82 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

 (6) Includes $4,762, $488 and $276 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,111 for the Company matching contribution to the 401(k) plan.

 (7) Includes $4,015, $447, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $663 for the Company matching contribution to the 401(k) plan.

 (8) Includes $3,446, $366, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $442 for the Company matching contribution to the 401(k) plan.

 (9) Includes $6,334, $487 and $275 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $232 for the Company matching contribution to the 401(k) plan.

(10) Includes $5,359, $427, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

(11) Includes $2,080, $194, and $46 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

(12) Includes $4,181, $578, and $327 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,250 for the Company matching contribution to the 401(k) plan.

(13) Includes $3,603, $504, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $864 for the Company matching contribution to the 401(k) plan.

(14) Includes $2,891, $479, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $540 for the Company matching contribution to the 401(k) plan.

(15) Includes $4,181, $511, and $289 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,182 for the Company matching contribution to the 401(k) plan.

(16) Includes $3,603, $477, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $732 for the Company matching contribution to the 401(k) plan.

(17) Includes $2,404, $403, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $474 for the Company matching contribution to the 401(k) plan.

OPTIONS

     The following sets forth, as to the executive officers named in the Summary Compensation Table, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal 2000, and held at the end of fiscal 2000.

OPTION GRANTS IN FISCAL 2000

     Options for the purchase of Common Stock granted during fiscal year 2000 to the executive officers named in the Summary Compensation Table are presented below.

                                                 INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                          ---------------------------------------------------------------       VALUE AT ASSUMED
                                                 % OF TOTAL                                  ANNUAL RATES OF STOCK
                           NUMBER OF SHARES        OPTIONS                                   PRICE APPRECIATION FOR
                           OF COMMON STOCK         GRANTED       EXERCISE OR                     OPTION TERM(3)
                          UNDERLYING OPTIONS   TO EMPLOYEES IN   BASE PRICE    EXPIRATION    ----------------------
                            GRANTED (#)(1)     FISCAL YEAR(2)      ($/SH)         DATE         5%($)       10%($)
                          ------------------   ---------------   -----------   ----------    ---------   ----------
Joseph W. Halligan......        10,000              11.4%          $4.7188      3/31/10       $29,680     $ 75,210
Neil A. Fortner.........        10,000              11.4%          $4.7188      3/31/10       $29,680     $ 75,210
Joseph L. Kurta.........        10,000              11.4%          $4.7188      3/31/10       $29,680     $ 75,210
David A. Lattanzio......        10,000              11.4%          $4.7188      3/31/10       $29,680     $ 75,210
Elizabeth M. Lison......        20,000              22.7%          $4.7188      3/31/10       $59,340     $150,420

---------------
(1) All options vest in 16 equal quarterly installments commencing the first day of the calendar quarter following the date of grant.

(2) Total number of shares subject to options granted to employees in fiscal 2000 was 88,000, which excludes options granted to non-employee directors.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of fiscal 2000 granted options, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%).

    Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES IN FISCAL 2000 AND FISCAL 2000 YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                       SHARES OF                   VALUE OF
                                                                     COMMON STOCK                 UNEXERCISED
                                                                      UNDERLYING                 IN-THE-MONEY
                                                                      UNEXERCISED                   OPTIONS
                            SHARES ACQUIRED   VALUE REALIZED     OPTIONS AT FY-END(#)            AT FY-END($)
           NAME             ON EXERCISE(#)         ($)         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----             ---------------   --------------   -------------------------   -------------------------
Joseph W. Halligan........         0                0            262,080/126,400               $211,546/$96,158
Neil A. Fortner...........         0                0             73,333/ 26,667               $ 67,675/$ 4,815
Joseph L. Kurta...........         0                0             19,375/ 20,625               $ 11,179/$ 5,081
David A. Lattanzio........         0                0            105,000/ 55,000               $ 85,841/$38,109
Elizabeth M. Lison........         0                0             29,375/ 30,625               $ 19,285/$45,484

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total returns for the five years ended December 31, 2000 of a $100 investment on December 31, 1995 in the Company's Common Stock, the Standard & Poors Small Cap 600 Composite Index, the Standard & Poors Small Cap Healthcare Index (excluding Biotechnology) and a peer group of companies selected by the Company. The graph assumes that all dividends, if any, were reinvested. The companies comprising the peer group are Psychemedics Corporation and Medtox Scientific, Inc. Effective with this Proxy Statement, the Company has changed from the peer group selected by the Company, which it has used since 1999, to the Standard & Poors Small Cap Healthcare Index (excluding Biotechnology) because it believes that the companies in the Healthcare Index allow for a better comparison than the peer group of two companies by providing a larger pool of relatively comparable companies. The information based upon the peer group of two companies is displayed for comparative purposes as required by the Securities and Exchange Commission's rules. The Company will not provide this information in the future.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 PharmChem, Inc.       100.00    119.44     58.33    102.78     73.60     70.84
 Peer Group Index*     100.00    121.32    152.36    150.37    169.02    188.96
 S&P Small Cap 600
  Composite Index      100.00     97.92    115.01    117.33    103.97    165.81
 S&P Small Cap
  Healthcare Index
  (excluding
  Biotechnology)       100.00     89.47     85.75     74.11     81.24     80.81
--------------------------------------------------------------------------------

* Psychemedics Corporation and Medtox Scientific, Inc.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of three (3) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

                                     DIRECTOR
            NAME              AGE     SINCE                 PRINCIPAL OCCUPATION
            ----              ---    --------               --------------------
Joseph W. Halligan..........  56       1995      President and Chief Executive Officer of
                                                 the Company
Richard D. Irwin............  65       1987      President of Grumman Hill Associates, Inc.
Donald R. Stroben...........  70       1998      Private Investor

     Mr. Halligan has been President and Chief Executive Officer of the Company since November 1995. From 1988 to 1995, Mr. Halligan was President and Chief Executive Officer of E.S.I. Consulting Group, a private consulting practice, specializing in advising and operating high growth, consumer and service oriented companies. Before forming his consulting practice, Mr. Halligan served from 1983 to 1987 as President and CEO of a privately-held company, Laura Scudder's, Inc. From 1969 to 1983, Mr. Halligan served as Senior Vice President of Fotomat Corporation and President of its subsidiary, Video Services of America.

     Mr. Irwin has been Chairman of the Board of Directors of the Company since November 1995. Mr. Irwin is a co-founder and President of Grumman Hill Associates, Inc. ("Grumman Hill"), a venture capital firm headquartered in New Canaan, Connecticut. Prior to founding Grumman Hill in 1985, he served as a Managing Director of Dillon, Read & Co., Inc. from 1983 to 1985.

     Mr. Stroben has been a Director since May 1998. From 1981 to 1999, Mr. Stroben was Managing General Partner of Princeton/Montrose Partners, a venture capital partnership headquartered in Solana Beach, California and Chairman of Stroben & Hahn Inc., its management company. Mr. Stroben is currently a private investor.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 2000. Each director attended all of the meetings of the Board of Directors held during fiscal year 2000 and all of the meetings held by all committees of the Board of Directors on which he served.

     The Audit Committee, which consists of Messrs. Stroben and Irwin, met three times during fiscal year 2000. The Audit Committee's primary duties and responsibilities include recommendation of the appointment of independent auditors to the Board of Directors, evaluation of the performance and independence of such auditors and review of the annual audited financial statements and the quarterly financial statements, as well the adequacy of the Company's internal controls. These duties are more specifically set forth in the charter of the Audit Committee included in this Proxy Statement as Appendix A. See "Report of the Audit Committee of the Board of Directors."

     The Officers Compensation Committee, which consists of Messrs. Stroben and Irwin, met once during fiscal year 2000. The function of the Officers Compensation Committee is to review and approve salaries, bonuses and other benefits payable to the Company's executive officers and to administer the Company's 1988 Incentive Stock Plan (under which no further options may be granted), 1997 Equity Incentive Plan and 1992 Director Option Plan. See "Report of the Officers Compensation Committee of the Board of Directors."

     The Company does not have a nominating committee.

COMPENSATION

     Each Board member who is not also an employee of the Company has the right to a fee of $1,000 per meeting attended ($500 for telephonic meetings) in consideration of services as a director. Effective April 1, 2001, each Board member who is not an employee of the Company is also entitled to an annual retainer fee of $12,000 and each member of the Audit Committee has the right to a fee of $500 per meeting attended ($250 for telephonic meetings) that is not on the same date as a Board meeting. Board and Committee members are also reimbursed for their expenses for each meeting attended. Under the Company's 1992 Director Option Plan each non-employee director annually receives an option to purchase 10,000 shares of Common Stock. The exercise price of options granted under the 1992 Director Option Plan is the fair market value at the date of grant. Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a plurality of the votes duly cast is required for the election of a director. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum but are not counted for the purposes of the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP to audit the consolidated financial statements of the Company for 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

          FEES BILLED TO THE COMPANY BY KPMG LLP FOR FISCAL YEAR 2000:

Audit Fees..................................................  $103,989
Financial Information System Design and Implementation
  Fees......................................................       -0-
All Other Fees..............................................  $ 48,247

     The only other services performed for the Company by KPMG LLP during the Company's 2000 fiscal year were services in connection with the preparation of federal, state and certain local tax returns, including the preparation of quarterly estimates, certain sales and property tax assistance and the audit of the Company's 401(k) plan.

     Of the hours expended on the fiscal year 2000 audit engagement by KPMG LLP, none were completed by personnel leased or otherwise acquired from another entity.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with the best judgment of such persons.

                                          THE BOARD OF DIRECTORS

Menlo Park, California
April 16, 2001

     INFORMATION LISTED UNDER THE CAPTION "EXECUTIVE OFFICERS OF PHARMCHEM" AT THE END OF PART I OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

          2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

          5. Meet twice a year with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

          7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          8. Receive an annual report from the independent auditor regarding the auditor's independence and delineating all relationships between the auditor and the Company, discuss with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

          9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          10. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

          11. Obtain reports from management and the Company's independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with the Company's Code of Conduct and reports from management that such entities are in conformity with applicable legal requirements.

          12. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          13. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          15. Discuss with management and the independent auditors the adequacy and effectiveness of the Company's policies and procedures to monitor compliance with applicable legal requirements and with the Company's Code of Conduct and advise the Board with respect thereto.

          16. Review legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          17. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Further, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

PROXY

                                 PHARMCHEM, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 2001

The undersigned stockholder of PharmChem, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2001, and hereby appoints Joseph W. Halligan and David A. Lattanzio, and each of them individually, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PHARMCHEM, INC., to be held on May 15, 2001 at 10:00 a.m. local time, at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, AND FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                            - FOLD AND DETACH HERE -

                                                      Please mark
                                                     your votes as         [X]
                                                      indicated in
                                                     this example.


1. ELECTION OF DIRECTORS:

   Nominees: Joseph W. Halligan, Richard D. Irwin, Donald R. Stroben

                                        WITHHELD
                  FOR                    FOR ALL
                  [ ]                      [ ]

   WITHHELD FOR: (Write that nominee's name in the space provided below.)

     _________________________________________________
2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as independent auditors for the Company for the 2001 fiscal year.

                   FOR          AGAINST          ABSTAIN
                   [ ]           [ ]               [ ]


3. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof:


                   FOR          AGAINST          ABSTAIN
                   [ ]           [ ]               [ ]


Check here if you plan to attend the Annual Meeting.    [ ]


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.


Signature(s)___________________________________________       Date___________

NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, your title and capacity should be stated. If shares are held jointly, each holder should sign.


                            - FOLD AND DETACH HERE -